Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(516,988)
Unrealized Gain (Loss) on Market Value of Futures	1,565,130
Dividend Income	(332)
Interest Income	2,550
Total Income (Loss)	$1,050,360

Expenses
General Partner Management Fees	$7,271
Professional Fees	8,903
Brokerage Commissions	291
Non-interested Directors' Fees and Expenses	59
Prepaid Insurance Expense	65
NYMEX License Fee	147
Total Expenses	16,736
Expense Waiver	(7,817)
Net Expenses	$8,919
Net Income (Loss)	$1,041,441

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/16	$10,760,450
Net Income (Loss)	1,041,441

Net Asset Value End of Month	$11,801,891
Net Asset Value Per Share (1,350,000 Shares)	$8.74

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612